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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-62674 of BE Aerospace, Inc. on Form S-4 of our report dated April 2, 2001 (except Note 18 as to which the date is May 16, 2001), appearing in the Annual Report on Form 10-K of BE Aerospace, Inc. for the year ended February 24, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California
June 22, 2001